UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 5, 2014

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On May 6, 2014, the Board of Directors (the "Board") of Maxwell Technologies, Inc. (the “Company”) appointed Dr. Franz Fink, the Company's President and Chief Executive Officer, to serve as a Class I director until the 2015 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Such appointment was pursuant to Dr. Fink’s recent employment agreement with the Company.
(e) On May 5, 2014, the Compensation Committee of the Board (the "Committee") approved a series of restricted stock units (“RSUs”) under the Company’s 2013 Omnibus Equity Incentive Plan to John J. Warwick, our Chief Operating Officer, and Kevin S. Royal, our Chief Financial Officer. Mr. Warwick received 15,000 RSUs that vest in equal annual installments over four years of his continuous service, and an additional award of 15,000 RSUs that vest based on the achievement of certain financial metrics to be established by the Committee. Mr. Royal received 10,000 RSUs that vest in equal annual installments over four years of his continuous service, and an additional award of 10,000 RSUs that vest based on the achievement of certain financial metrics to be established by the Committee.
In addition, Mr. Warwick was granted 20,000 RSUs that vest based on the Company’s common stock having a closing price per share of at least $30 for 60 consecutive business days during the period from May 1, 2015 through April 30, 2017 (the “30/60 Award”). In order to vest in the 30/60 Award, Mr. Warwick must remain employed through April 30, 2017. However, the 30/60 Award will also vest upon a change in control in which the Company’s stockholders receive at least $30 per share in cash and stock consideration.
Finally, the Committee approved a one-time spot bonus of $200,000 to Mr. Warwick in recognition of his successful completion of service as our interim Chief Executive Officer.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Maxwell Technologies, Inc. (“Annual Meeting”) was held on May 6, 2014. At the meeting, stockholders elected two Class III directors to serve on the Board of Directors until the 2017 Annual Meeting of the Stockholders or until their successors have been duly elected and qualified.
The two directors elected at the meeting were Robert Guyett and Yon Yoon Jorden. The votes cast for the two elected directors were as follows:

Name	Votes For	% Voted For	Votes Withheld	% Withheld
Robert Guyett	13,067,873	79.61%	3,346,940	20.39%
Yon Yoon Jorden	12,443,799	75.81%	3,971,014	24.19%
The second matter voted on by the stockholders of the Company was the ratification of the appointment of BDO USA LLP as the Company’s independent auditors for the 2014 fiscal year. The appointment was ratified and the votes cast were as follows:

Votes For	Votes Against	Abstain
18,819,111	55,613	4,570,006
The third matter voted on by the stockholders of the Company was an advisory vote to approve the compensation of the named executive officers of the Company. The resolution was approved with approximately 77.33% of the votes cast at the Annual Meeting voting in favor of the advisory resolution. The votes cast were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,693,621	877,241	2,843,951	7,029,917

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer
Date: May 9, 2014